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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE:

 TRIANGLE PHARMACEUTICALS, INC. ANNOUNCES CLOSING OF SALE OF COMMON STOCK SHARES
                    WITH GROSS PROCEEDS TOTALING $49,485,795

CLOSING COMPLETES PREVIOUSLY ANNOUNCED $75 MILLION FINANCING LED BY WARBURG
PINCUS

DURHAM, N.C., OCTOBER 10, 2001 -- Triangle Pharmaceuticals, Inc. (Nasdaq: VIRS) announced today that its stockholders have approved the sale of 18,673,885 shares of common stock at $2.65 per share to a group of investors led by Warburg Pincus Private Equity VIII, L.P. ("Warburg Pincus"). Gross proceeds from the sale, which closed today, totaled $49,485,795. At a previous closing, announced on August 24, 2001, Warburg Pincus purchased 9,628,002 shares for gross proceeds totaling $25,514,205. Gross proceeds from both closings totaled $75,000,000.

Triangle's stockholders also approved an amendment to its certificate of incorporation increasing its authorized capital stock to 175,000,000 shares of common stock and 10,000,000 shares of preferred stock.

Banc of America Securities LLC served as placement agent for this transaction.

Triangle Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in the development of new antiviral drug candidates, with a particular focus on therapies for the human immunodeficiency virus (HIV) and hepatitis. Triangle's proprietary drug candidates under development for HIV and/or hepatitis include Coviracil(R) (emtricitabine), Coactinon(R) (emivirine), amdoxovir and clevudine. Triangle is also developing immunotherapies for HIV and hepatitis in collaboration with Dynavax utilizing Dynavax' ImmunoStimulatory Sequence (ISS) technology. More information about Triangle's portfolio, management and product development strategy is available on Triangle's website at:
HTTP://WWW.TRIPHARM.COM.

With over $10 billion under management and a further $5 billion available to invest, Warburg Pincus is among the largest private equity investment firms in the world. The firm has invested more than $11 billion in over 400 companies over the past thirty years. One of the world's leading direct equity investors in healthcare, Warburg Pincus has helped to build more than 40 biotechnology and biopharmaceutical companies spanning a broad range of technologies and stages of development. For further information, please visit www.warburgpincus.com.

STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS AND ARE SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES, INCLUDING THE FACT THAT CASH USAGE TARGETS MAY NOT BE MET FOR A NUMBER OF REASONS, INCLUDING THE RISK THAT


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                                                       Triangle Pharmaceuticals
                                                                          Page 2

UNPREDICTABLE EVENTS OR CHANGES IN OUR DRUG DEVELOPMENT STRATEGIES MAY IMPACT THE TIMING AND DEGREE OF ACTUAL SPENDING. ADDITIONALLY, OTHER RISKS INCLUDE THE FACT THAT CLINICAL TRIALS FOR OUR DRUG CANDIDATES MAY NOT PROCEED AS PLANNED AND REGULATORY SUBMISSIONS FOR THOSE DRUG CANDIDATES MAY BE DELAYED, THE COMPANY MAY BE UNABLE TO SUCCESSFULLY COMPLETE PIVOTAL CLINICAL TRIALS OR THAT ITS TRIALS COULD BE HALTED OR TERMINATED BY REGULATORY AUTHORITIES, REGULATORY SUBMISSIONS MAY BE DELAYED, ITS INABILITY TO COMMERCIALIZE COVIRACIL, DAPD AND ISS-BASED THERAPIES DUE TO PATENT RIGHTS HELD BY THIRD PARTIES, THE COMPANY'S ABILITY TO OBTAIN ADDITIONAL FUNDING (INCLUDING CONTINGENT CONTRACTUAL MILESTONE PAYMENTS), PATENT PROTECTION AND REQUIRED REGULATORY APPROVALS FOR ITS DRUG CANDIDATES, THE DEVELOPMENT OF COMPETITIVE PRODUCTS BY OTHERS, THE COST OF COACTIVE THERAPY AND THE EXTENT TO WHICH COACTIVE THERAPY ACHIEVES MARKET ACCEPTANCE, THE COMPANY'S SUCCESS IN IDENTIFYING NEW DRUG CANDIDATES, ACQUIRING RIGHTS TO THE CANDIDATES ON FAVORABLE TERMS AND DEVELOPING ANY CANDIDATES TO WHICH THE COMPANY ACQUIRES ANY RIGHTS, AND THAT THE COMPANY'S COLLABORATIONS WITH THIRD PARTIES MAY NOT PROVE SUCCESSFUL. THESE AND OTHER RISKS ARE DISCUSSED IN DETAIL FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. AS A RESULT OF THESE AND OTHER RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PREDICTED IN THIS PRESS RELEASE. THE COMPANY DISCLAIMS ANY OBLIGATIONS TO UPDATE ANY FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE.